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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (Date of earliest event reported): April 16, 2008
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                               InterDigital, Inc.
             (Exact name of registrant as specified in its charter)


         Pennsylvania                   1-11152                   23-1882087
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


781 Third Avenue, King of Prussia, Pennsylvania                    19406-1409
    (Address of Principal Executive Offices)                       (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01. Other Events.
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Nokia and Samsung Litigation Update.
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On April 8, 2008, InterDigital, Inc., InterDigital Technology Corporation and
InterDigital Communications, LLC (collectively, "InterDigital") filed a request for a stay and for an expedited appeal with the U.S. Court of Appeals for the Second Circuit ("Second Circuit") of a ruling from the U.S. District Court for the Southern District of New York (the "District Court"), which preliminarily enjoined InterDigital from proceeding against Nokia Corporation and Nokia, Inc. ("Nokia") in a United States International Trade Commission ("USITC") investigation captioned In re Certain 3G Mobile Handsets and Components Thereof, Investigation No. 337-TA-613 (the "Investigation"). On April 16, 2008, the Second Circuit denied the motion to stay the preliminary injunction and ruled that the appeal will be expedited and a briefing schedule will be set.

InterDigital will file a motion with the USITC to separate the currently consolidated Investigation alleging unfair trade practices against Nokia and Samsung Electronics Co. Ltd and certain of its affiliates ("Samsung") in order for the Investigation to continue against Samsung pending the expedited appeal.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL, INC.


                             By: /s/ Lawrence F. Shay
                                 -----------------------------------------------
                                 Lawrence F. Shay
                                 Executive Vice President, Intellectual Property and Chief Intellectual Property Counsel



Date: April 17, 2008